UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2016

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:  (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Current Report on Form 8-K filed by the Registrant on March 23, 2016 is amended solely to correct the heading under which the original filing was made:

Item 2.05                   Costs Associated with Exit or Disposal Activities.

On March 18, 2016, PTC Therapeutics, Inc. (the “Company”) committed to a reduction in workforce of approximately 18%, which will primarily affect employees and contractors in the U.S. The reduction in workforce is part of the Company’s program intended to manage operating expenses following the previously disclosed Refuse to File letter received from the U.S. Food and Drug Administration in connection with the Company’s new drug application for TranslarnaTM (ataluren) for the treatment of nonsense mutation Duchenne muscular dystrophy.

The Company plans to complete the reduction in workforce by June 30, 2016 and expects to incur related employee severance and benefit costs of approximately $2.5 million, substantially all of which is cash expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC THERAPEUTICS, INC.

Date: March 23, 2016	By:	/s/ Shane Kovacs
Shane Kovacs
Chief Financial Officer